[LOGO]          MINNESOTA CORN PROCESSORS, LLC
 MCP            901 NORTH HIGHWAY 59 MARSHALL, MN 56258-2744 PHONE: 507-537-2676
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                                    N E W S   R E L E A S E

FOR RELEASE                         CONTACT:
-----------                         MCP:
0800 CST 11/09/01                   L. Daniel Thompson, (507) 537-2676


           MINNESOTA CORN PROCESSORS, LLC ANNOUNCES PROJECTED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

         MARSHALL, MN, NOVEMBER 9, 2001 - Minnesota Corn Processors, LLC ("MCP"), a corn wet-miller and supplier of food ingredients, starch and ethanol, announced Friday that earnings for the year ended December 31, 2001 are projected to be $20-$22 million. Sales for the year ended December 31, 2001 will be approximately $623 million.

         Members of MCP will be receiving an IRS Schedule K-1 reflecting the member's share of the limited liability company's taxable income no later than March 15, 2002. Because of book and tax differences, primarily due to depreciation expense, MCP's taxable income is estimated at $28-$30 million, or $0.14 per member unit. This is the taxable income amount that would appear on Line 1 of the Schedule K-1. The estimated $0.14 per unit is the member's allocation of TAXABLE income and DOES NOT REPRESENT A DISTRIBUTION AMOUNT. Distributions are expected to be made in March 2002, and may be in the range of $0.08-$0.10 per unit based on the projected earnings mentioned above.

         Members are encouraged to consult their tax advisors as to any impact this income allocation may have on their estimated payments, tax return preparation or any other income tax matters. Minnesota Corn Processors, LLC's Federal Tax Identification Number is 41-1928467.

         Minnesota Corn Processors, LLC is a corn wet-miller with refineries in Marshall, MN and Columbus, NE. The Company produces high-quality corn sweeteners and starch products for sale into the beverage and food industries, and owns and operates a nationwide network of corn sweetener distribution terminals. In addition to its position as one of the largest U.S. manufacturers of fuel ethanol, the Company produces starches for sale into the paper and corrugating industries, feed products and road de-icers. The Company, headquartered in Marshall, MN, was founded as a farmer cooperative in 1980 and converted to a 5,400-member limited liability company on July 1, 2000. For more information, visit the company's web site at www.mcp.net.

THIS PRESS RELEASE CONTAINS OR MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S FINANCIAL POSITION, BUSINESS AND FUTURE PROSPECTS, IN ADDITION TO OTHER STATEMENTS USING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND" AND OTHER SIMILAR EXPRESSIONS. THESE STATEMENTS CONTAIN CERTAIN INHERENT RISKS AND UNCERTAINTIES. ALTHOUGH WE BELIEVE OUR EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, STOCKHOLDERS ARE CAUTIONED THAT NO ASSURANCE CAN BE GIVEN THAT OUR EXPECTATIONS WILL PROVE CORRECT. ACTUAL RESULTS AND DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS CONVEYED IN THESE STATEMENTS, BASED ON FACTORS SUCH AS THE FOLLOWING: FLUCTUATIONS IN WORLDWIDE COMMODITIES MARKETS AND THE ASSOCIATED RISKS OF HEDGING AGAINST SUCH FLUCTUATIONS; FLUCTUATIONS IN AGGREGATE INDUSTRY SUPPLY AND MARKET DEMAND; GENERAL ECONOMIC, BUSINESS AND MARKET CONDITIONS IN THE VARIOUS GEOGRAPHIC REGIONS AND COUNTRIES IN WHICH WE MANUFACTURE AND SELL OUR PRODUCTS, INCLUDING FLUCTUATIONS IN THE VALUE OF LOCAL CURRENCIES AND CHANGES IN REGULATORY CONTROLS REGARDING QUOTAS, TARIFFS AND BIOTECHNOLOGY ISSUES; AND INCREASED COMPETITIVE AND/OR CUSTOMER PRESSURE IN THE CORN REFINING INDUSTRY. OUR FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE AND WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENT. IF WE DO UPDATE OR CORRECT ONE OR MORE OF THESE STATEMENTS, INVESTORS AND OTHERS SHOULD NOT CONCLUDE THAT WE WILL MAKE ADDITIONAL UPDATES OR CORRECTIONS. FOR A FURTHER DESCRIPTION OF RISK FACTORS, SEE THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q OR 8-K.

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